Exhibit 10.1

PURCHASE AGREEMENT

This Purchase Agreement (“Agreement”) is made and entered into as of 2/28/2022 , by and between CFG Merchant Solutions, LLC, a Delaware limited liability company located at 180 Maiden Lane 15th Floor, New York, NY 10038 (“Buyer”), as Buyer, and MCA NAPLES, LLC DBA MCA NAPLES located at 2626 Goodlette-Frank Road, Naples, FL, 34103 (hereafter “Seller”), as Seller. Capitalized terms not otherwise defined herein, shall have the same meanings ascribed to them in the Uniform Commercial Code as adopted in the State of New York (“UCC”) and the Fee Structure Addendum as applicable.

SCHEDULE OF PURCHASED RECEIPTS

Purchase Price: (The dollar amount that Buyer is paying for the Amount Sold of Seller’s Future Receivables.)	$450,000.00
Amount Sold: (The dollar value of the Future Receipts being sold.)	$585,000.00
Purchased Percentage: (The percentage of Future Receipts Seller agrees to remit to Buyer on a daily basis.)	15.0%
Daily Amount: (The dollar amount eligible to be collected from Seller’s Bank Account each business day that represents the average monthly sales x Purchased Percentage / average business days in calendar month.)	$2,600.00
Weekly Amount: (The Daily Amounts are to be collected at the end of each week, with each weekly collection to equal 5 times the Daily Amount, representing a 5-day week, subject to the terms and conditions below.)	$13,000.00
Facility Fee: (Shall be deducted from the initial advance.)	$2,999.00
Contract Origination Fee: (Shall be deducted from the initial advance.)	$79.00
Wire Fee: (Shall be deducted from the initial advance.)	$95.00
ACH Program Fee: (Shall be deducted from the initial advance.)	$2,827.00
Risk Assessment Fee: (Shall be deducted from the initial advance.)	$2,999.00

PURCHASE AND SALE OF FUTURE RECEIPTS

1.	Sale of Future Receipts. Seller agrees to sell to Buyer, in consideration of the Purchase Price as specified in the Schedule of Purchased Receipts, the Amount Sold, by delivering the Purchased Percentage of the proceeds of each future sale made by Seller (“Future Receipts”), including amounts due from Seller’s credit card processor (hereafter “Processor”). “Future Receipts” includes all payments made by cash, check, ACH or other electronic transfer, credit card, debit card, bank card, charge card or other form of monetary payment in the ordinary course of Seller’s business. As payment for the Amount Sold, Buyer will deliver to Seller the Purchase Price, shown above, minus any fees shown above. Seller acknowledges that it has no right to repurchase the Amount Sold from Buyer.

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2.	Collection of Future Receipts; Collection Authorization; Collection Frequency. Buyer will be entitled to collect on a daily basis the cash attributable to the Daily Amount of the Future Receipts as specified in the Schedule of Purchased Receipts. Buyer agrees to accept the remittance of the Daily Amount in one of the following methods: (a) directly from the Processor; (b) by debiting the Seller’s bank account; or (c) by debiting a deposit account established by Seller that is approved by Buyer. Buyer may decide in its sole discretion which of the three methods it will accept for the remittance of the Daily Amount and will notify Seller in advance which method of remittances Buyer selects from time to time. Seller authorizes Buyer to select the method on a daily basis, in Buyer’s reasonable discretion. Seller understands that this authorization is a fundamental condition to induce Buyer to enter into this Agreement. Buyer and Seller agree that collection frequency of the Daily Amount shall be on a weekly basis, with each weekly collection to equal 5 times the Daily Amount (representing a 5 business day week) provided, however, that upon any breach or default of this Agreement by Seller, Buyer, at Buyer’s sole option and without prior notice, may change the collection frequency to daily collection of the Daily Amount, in addition to any and all other rights and remedies Buyer may have under this Agreement, at law, or in equity.

a.	Directly from Processor. If Buyer agrees to accept the remittance of the Daily Amount directly from the Processor, Seller agrees to enter into an agreement with Processor that authorizes Processor to deliver the Daily Amount directly to Buyer rather than to Seller. This authorization shall be irrevocable, absolute and unconditional. Seller hereby irrevocably grants Processor the right to hold the Daily Amount and remit to Buyer directly (at, before or after the time Processor credits or remits to Seller the balance of the Future Receipts not sold by Seller to Buyer). Seller acknowledges and agrees that Processor may provide Buyer with Seller’s Payment Device processing history, including without limitation Seller’s chargeback experience and any communications about Seller received by Processor from a card processing system. Seller acknowledges that Buyer does not have any power or authority to control the Processor’s actions with respect to the authorization, clearing, settlement and other processing of transactions and that Buyer is not responsible for the Processor’s actions. Seller agrees to hold Buyer harmless for the Processor’s actions or omissions. Before 5:00 P.M. EST of the day following each day that Seller conducts business, Seller shall cause Processor or Processor’s agent to deliver to Buyer, in a format acceptable to Buyer, a record from Processor reflecting the total gross dollar amount of the preceding day’s debit and credit card transactions processed by Seller, irrespective of whether such amount consists of sales, taxes or other amounts collected by Seller from its customers (hereafter “Daily Batch Amount”). In the event that Seller is unable to procure Processor’s compliance in a timely manner or as otherwise required under this section, within two (2) business days’ written notice from Buyer to Seller of the same, Seller shall, at its sole expense, terminate its relationship with Processor and exclusively engage the services of an alternative credit card processor that Buyer approves in writing, which credit card processor shall thereafter be referred to and included within the meaning of “Processor” herein.

b.	Debiting Seller’s Bank Account. If Buyer agrees to accept the remittance of the Daily Amount by debiting the Seller’s bank account, Seller irrevocably authorizes Buyer or its designated successor or assignee to withdraw the Daily Amount by initiating a debit via the Automated Clearing House (ACH) system or any other electronic means, or any other means deemed appropriate to debit entries to Seller’s account at the bank that Seller may designate to Buyer, from time to time (hereafter “Bank Account”) or by means of a split funds or lock box arrangement with a Processor or other third party. Seller agrees to take such action, including the execution of agreements with third parties, as Buyer may require to obtain the Daily Amount by means of the methods described above. In the event that Buyer withdraws erroneously from the Bank Account, Seller authorizes Buyer to credit the Bank Account for the amount erroneously withdrawn. Buyer shall not be required to credit the Bank Account for amounts withdrawn related to credit card transactions which are subsequently reversed for any reason. Buyer, in its sole discretion, may elect to offset any such amount from collections from Future Receipts.

c.	Debiting an Approved Account. If Buyer agrees to accept the remittance of the Daily Amount by debiting a Bank Account established by Seller that is approved by Buyer (“Approved Account”), Seller agrees to complete all necessary forms to establish the Approved Account. Seller acknowledges and agrees that any funds deposited into the Approved Account by Seller’s card processor will remain in the Approved Account until the Daily Amount is withdrawn by Buyer and then the remaining funds, minus any amount required to maintain the minimum balance for the Approved Account, will be forwarded to Seller’s Bank Account. If the Approved Account requires a minimum account balance, Buyer may, in its sole discretion, fund the required minimum balance for the Approved Account out of the Seller shall pay all fees and charges allowable under this Agreement together with all of the fees and charges set forth on the Fee Structure Addendum, attached hereto as Exhibit A and incorporated by reference immediately upon assessment. Buyer is not required to provide notice to Seller prior to the assessment of any of the fees and charges set forth in this Agreement or any of the fees and charges set forth in the Fee Structure Addendum. In addition, Buyer may upon prior notice to Seller change any of the fees or charges under this Agreement and/or under the Fee Structure Addendum.

3.	Power of Attorney. Seller irrevocably appoints Buyer as its agent and attorney-in-fact with full authority to take any action or execute any instrument or document to settle all obligations due to Seller from any bank or Processor, or in the case of an occurrence of an event of Default under Section 13 hereof, to Buyer under this Agreement, including without limitation (i) to obtain and adjust insurance; (ii) to collect monies due or to become due under or in respect of any of the Amount Sold; (iii) to receive, endorse and collect any checks, notes, drafts, instruments, documents or chattel paper in connection with clause (i) or clause (ii) above; (iii) to sign Seller’s name on any invoice, bill of lading, or assignment directing customers or account debtors to make payment directly to Buyer; (iv) to file any claims or take any action or institute any proceeding that Buyer may deem necessary for the collection of any of the undelivered Amount Sold, or otherwise to enforce its rights with respect to payment of the Amount Sold. In connection therewith, all costs, expenses and fees, including legal fees, shall be payable by and from Seller and Buyer is authorized to use Seller’s funds to pay for same; and (v) Buyer shall have the right, without waiving any of its rights and remedies and without notice to Seller or any Owner/Guarantor, to notify any credit card processor of the sale of Future Receipts and redirect the remittance of daily settlements to an account of Buyer’s choosing in order to settle all obligations due to Buyer under this Agreement.

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4.	Seller’s Representations, Warranties and Covenants. Seller represents, warrants and covenants the following as of this date, and at all times during the course of this Agreement:

a.	Seller is a business that regularly accepts payments by credit cards as a means by which its customers pay Seller for amounts due whether for goods sold, services rendered or in satisfaction of other amounts owed.

b.	Seller shall not take any action to discourage the use of credit and/or debit cards which are settled though Processor or to permit any event to occur which could have an adverse effect on the use, acceptance or authorization of credit and or debit cards for the purchase of Seller’s services and products.

c.	Seller shall conduct its business consistent with past practice and shall use the Purchase Price, whether the funding of such Purchase Price occurs contemporaneous with the execution of this Agreement or anytime time thereafter, solely for business purposes and none will be used for personal, household or consumer purposes.

d.	Any and all credit card processing terminals and/or point of sale systems shall be approved by Buyer and programmed to process only through a Buyer-approved Processor.

e.	Seller shall not change the Approved Account or credit card processor through which the major credit cards are settled from Processor to another credit card processor, cease or change its payment instruction or other arrangements with Processor or to permit any event to occur that could cause a diversion of any of Seller’s credit and/or debit card transactions to another processor without Buyer’s prior written consent. In the event that Seller changes its Buyer-approved Processor without Buyer’s written consent, Seller shall, in addition to paying any other damages suffered by Buyer, pay to Buyer the Blocked Account Fee set forth in the Fee Structure Addendum as liquidated damages, as it will be impracticable or extremely difficult to determine the resulting damages suffered by Buyer.

f.	Within two (2) business days of its receipt of the notice described in Section 2a. of this Agreement hereinabove, Seller shall at its sole expense, terminate its relationship with Processor and exclusively engage the services of an alternative credit card processor that Buyer approves in writing and enter into any Seller credit card processing agreement as the alternative credit card processor may require.

g.	Each fact in any financial record, statement, books and records or other documents Seller has shown to Buyer, either before or after the execution of this Agreement, was true and accurate and no information has since come to Seller’s attention to materially affect same.

h.	Seller has not entered into any other agreement for the sale of Future Receipts and/or cash advance agreement except as disclosed to Buyer in writing, shall not enter into any other future receipts and/or cash advance agreement, and has not accepted and shall not accept any other cash advance absent Buyer’s advance written consent.

i.	Seller has not entered into any financing or factoring agreement, except as disclosed to Buyer in writing, and Seller shall not enter into any financing or factoring agreement absent Buyers advance written consent.

j.	Seller has not granted a security interest in any of its Future Receipts to any third party except as disclosed to Buyer in writing, and Seller shall not grant a security interest in any of its Future Receipts absent Buyer’s advance written consent.

k.	Seller shall not sell, dispose, convey or otherwise transfer its business or assets without the express prior written consent of Buyer and the assumption of all of Seller’s obligations under this Agreement by the purchaser or transferee of the business or assets pursuant to documentation reasonably satisfactory to Buyer.

l.	Seller shall furnish Buyer with the bank statements for its Bank Account and any and all other accounts to which proceeds from Seller’s sales are deposited within seven (7) days of any such request by Buyer.

m.	Seller shall unconditionally ensure that the cash Seller receives from Processor attributable to the Daily Amount based on the collections of the Future Receipts is immediately thereafter available to Buyer for collection via ACH, Split Funds, Lock Box or any other means deemed appropriate from Seller’s Bank Account. In the event that Seller’s Bank Account does not have adequate funds available to cover the Daily Amount to be delivered to Buyer, Seller must provide timely advance notice to Buyer. If any attempted ACH debit is rejected because the account is considered to have Non-Sufficient Funds (hereafter “NSF”) then Buyer will assess the NSF Fee set forth in the Fee Structure Addendum per each occurrence, to be automatically debited from Seller’s Bank Account.

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n.	Seller shall not attempt to revoke its ACH authorization to Buyer set forth in this Agreement or otherwise take any measure to interfere with Buyer’s ability to collect the cash Seller receives or is otherwise entitled to receive from Processor attributable to the Daily Amount.

o.	The Bank Account is established and used for business purposes only and not for personal, family, or household purposes.

p.	Seller shall use the Purchase Price paid by Buyer for Future Receivables solely for business purposes in the ordinary course of Seller’s business and will not use any of the Purchase Price paid by Buyer for personal, household or consumer purposes.

q.	Seller shall not close the Approved Account or change the bank account into which Processor deposits the Future Receipts to another account without Buyer’s prior written consent. In the event that Seller changes its Bank Account without Buyer’s prior written consent, Seller shall, in addition to paying any other damages suffered by Buyer, pay to Buyer the Blocked Account Fee as liquidated damages, as it will be impracticable or extremely difficult to determine the resulting damages suffered by Buyer.

r.	There are no pending lawsuits and/or claims against Seller.

s.	Seller shall not conduct its businesses under any name other than as disclosed to Buyer, or change any of its places of business, or change the type of business it conducts without Buyer’s prior written consent; and Seller represents that the information it furnished Buyer in this Agreement and preceding application, including, without limitation, Seller’s processing statements, is true and accurate in all respects and fairly represents the financial condition, result of operations and cash flows of Seller at such dates, and since the dates therein, there has been no material adverse change in the business or its prospects or in the financial condition, results of operations, or cash flows of Seller.

t.	Seller is not presently intending to file bankruptcy in the foreseeable future.

u.	The person who signed this Agreement on behalf of Seller was authorized by Seller to sign this Agreement on behalf of Seller. Seller understands that: (i) the foregoing representations, warranties and covenants of Seller are a fundamental condition to induce Buyer to enter into this Agreement; (ii) Buyer is relying on these representations, warranties and covenants of Seller in entering into this Agreement; and (iii) Buyer would not make any payment of any Purchase Price to Seller hereunder if any of the foregoing representations, warranties and covenants were not accurate, including, without limitation, that the proceeds are or were to be used for anything other than for business purposes of the Seller in the ordinary course of Seller’s business.

v.	Seller shall not take any action to block Buyer’s viewing access to the Bank Account. Seller must provide updated login information for the Bank Account within 24 hours of the change.

5.	No Agency Relationship Created. Unless otherwise disclosed, Buyer is an entirely separate and independent entity from the Processor and the irrespective agents. Buyer does not have any power or authority or control over Processor’s actions with respect to the processing of Seller’s credit card transactions. Neither Processor or Buyer are the agent for the other, neither is authorized to waive or alter any term or condition of this Agreement and their representations shall in no way affect Seller’s or Buyer’s rights and obligations set forth herein.

6.	Exclusive Use of Approved Processor. Seller understands that services of Processor are the exclusive means by which Seller may process its credit card transactions. The Processor must enter into an agreement with Buyer detailing Buyer’s priority rights to the Future Receipts. If applicable, Buyer hereby approves to act as Processor for Buyer’s benefit.

7.	Nonrecourse Sale of Future Receipts; No Right to Repurchase; and Non-Consumer Transaction. Seller and Buyer agree that the Purchase Price paid by Buyer in exchange for the dollar figure listed as the Amount Sold of Future Receipts as set forth in the Schedule of Purchased Receipts is for the purchase and sale of the Amount Sold of Future Receipts, is a true sale of receipts and is not intended to be, nor shall it be construed as, a loan or an assignment for security from Buyer to the Seller. If the Amount Sold is never remitted because Seller’s business went bankrupt or otherwise ceased operations in the ordinary course of business, and Seller has not breached this Agreement, Seller would not owe anything to Buyer and would not be in breach of or default under this Agreement. Seller acknowledges that it has no right to repurchase the Amount Sold of Future Receipts from Buyer. Seller and Buyer hereby acknowledge and agree that none of the parties to or guarantor of this Agreement is a “consumer” with respect to this Agreement and underlying transaction, and neither this Agreement nor any guarantee thereof shall be construed as a consumer transaction.

8.	Seller May Request Changes to the Daily Amount (IMPORTANT PROTECTION FOR SELLER): The initial Daily Amount is intended to represent the specified Purchased Percentage of Seller’s daily Future Receipts. For as long as no Event of Default has occurred, once each calendar month, Seller may request that Buyer adjust the Daily Amount to more closely reflect the Seller’s actual Future Receipts times the specified Purchased Percentage. Seller agrees to provide Buyer any information requested by Buyer to assist in this reconciliation. Upon reasonable verification of such information, Buyer shall adjust the Daily Amount on a going-forward basis to more closely reflect the Seller’s actual Future Receipts times the specified Purchased Percentage. Buyer will give Seller notice five business days prior to any such adjustment. After each adjustment made pursuant to this paragraph, the new dollar amount shall be deemed the Daily Amount until any subsequent adjustment.

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9.	Buyer May Request Changes to the Daily Amount. Any time after 90 days following an adjustment requested by the Seller, Buyer may require Seller to provide information to evaluate whether the Daily Amount should again be adjusted to more closely reflect the Seller’s actual Future Receipts times the Specified Percentage. Failure to provide such information within five (5) business days will give Buyer the right to adjust the new dollar amount to the initial Daily Amount. Seller must provide requested information, including bank statements, to Buyer in any format Buyer reasonably requests.

10.	Right of First Refusal. Seller grants Buyer the option of first refusal to purchase any pool of additional Future Receipts that Seller may wish to sell for a period of two (2) years from the date of this Agreement, however, nothing herein shall obligate either party to sell or purchase additional pools of Future Receipts.

11.	Updated Credit Reports. Seller and each of the Owners signing below authorize Buyer, its agents and representatives and any credit reporting agency engaged by Buyer, to (i) investigate any references given or any other statements or data obtained from or about Seller or any of its Owners for the purpose of this Agreement, (ii) obtain consumer and business credit reports on the Seller and any of its Owners, and (iii) to contact personal and business references provided by the Seller in the Application, at any time now or for so long as Seller and/or Owners continue to have any obligation owed to Buyer as a consequence of this Agreement or for Buyer’s ability to determine Seller’s eligibility to enter into any future agreement with Buyer.

12.	Electronic Transactions Authorization. The parties agree that all business between one another shall be conducted by electronic means and adopt the provisions of the New York Electronic Signatures and Records Act (“ESRA”) as set forth in N.Y. STT. Law. Section 301 through §309 inclusive. Each document that is subject to or provided in furtherance of this Agreement, all documents provided in furtherance thereof, as amended, modified or supplemented from time to time that a party has sent to the other by electronic means or the Seller has clicked to approve to adopt this Agreement shall be intended as and constitute an original and deemed to contain a valid signature for all purposes acknowledging and consenting to the terms of the agreement applicable thereto. In furtherance of the above, Seller hereby authorizes Buyer to regard the Seller’s printed name or electronic approval for any document, agreement, assignment schedules or invoices as the equivalent of a manual signature by one of Seller’s authorized officers or agents. Buyer may rely upon, and assume the authenticity of, any such electronic approval, and any material applicable to such approval as the duly confirmed, authorized and approved signature of the Seller by the person approving same, shall constitute an “authenticated” record for all purposes (including, without limitation, the UCC) and shall satisfy the requirements of any applicable statute of frauds. Seller is not required to agree to conduct business pursuant to ESRA and the purchase of Future Receipts in furtherance of this Agreement is not conditioned upon Seller agreeing to conduct business in accordance with the ESRA. Seller has the option to request paper copies of any electronic records upon written request to Buyer. Seller may terminate this Electronic Transactions Authorization by providing Buyer with not less than ten (10) days written notice in conformity with this Agreement.

13.	Default. A “Default” under this Agreement shall include, but not be limited to, any of the following events: (a) Seller intentionally interferes with Buyer’s right to collect the Specified Percentage or Daily Amount; (b) the breach by Seller of any covenants, terms or conditions contained in this Agreement; (c) any representation or warranty made by the Seller in this Agreement or Seller’s application for this Agreement is incorrect, false or misleading; and (d) Seller fails to provide timely notice to Buyer such that, in any given calendar month, four or more attempts by Buyer to debit the Bank Account are rejected.

14.	Remedies. In the event of a Default, Buyer shall be entitled to all remedies available at law and equity. The Specified Percentage shall equal 100%. In addition to all other remedies, Buyer is entitled under the Agreement and by operation of law or equity, in the event of Seller’s Default, the full uncollected Amount Sold plus all fees and charges (including legal fees) due under this Agreement will become due and payable in full immediately and Buyer may: (a) enforce the provisions of the personal guaranty of performance; (b) proceed to protect and enforce its rights and remedies by arbitration or lawsuit; or (c) automatically debit Seller’s Bank Account all money due to Buyer without notice to Seller. Neither failure on the part of Buyer to exercise, nor any delay in exercising any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise of any other right. The remedies provided hereunder are cumulative and not exclusive of any remedies provided by law or equity and shall survive termination of this Agreement.

15.	Default Fee. Upon the occurrence of any payment Default hereunder, Buyer shall be entitled to charge and Seller shall pay the Default Fee set forth on the Fee Structure Addendum as liquidated damages to cover the increased costs associated with administering the Default.

16.	Acknowledgment of Security Interest and Security Agreement. The sale of Future Receipts by Seller to Buyer pursuant to this Agreement are “accounts”, “general intangibles”, or “payment intangibles” as those terms are defined in the UCC and such sale shall constitute and shall be construed and treated for all purposes as a true and complete sale, conveying good title to the Future Receipts free and clear of any liens and encumbrances, from Seller to Buyer. To the extent the Future Receipts are “accounts” or “payment intangibles” then (i) the sale of the Future Receipts creates a security interest as defined in the UCC, (ii) this Agreement constitutes a “security agreement” under the UCC, and (iii) Buyer has all the rights of a secured party under the UCC with respect to such Future Receipts. Seller further agrees that, with or without an event of Default, Buyer may notify account debtors, or other persons obligated on the Future Receipts, of Seller’s sale of the Future Receipts and may instruct them to make payment or otherwise render performance to or for the benefit of Buyer.

17.	UCC-1 Financing Statements. Seller authorizes Buyer to file one or more UCC-1 forms consistent with the UCC in order to give notice that the Amount Sold is the sole property of Buyer. The UCC filing may state that such sale is intended to be a sale and not an assignment for security and may state that the Seller is prohibited from obtaining any financing that impairs the value of the Future Receipts or Buyer’s right to collect same. Seller authorizes Buyer to debit the Account for all costs incurred by Buyer associated with the filing, amendment or termination of any UCC filings.

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18.	Sharing of Information. Seller hereby authorizes Buyer to share information regarding Seller’s performance under this Agreement with affiliates and unaffiliated third parties.

19.	Indemnification. Seller will indemnify and hold harmless Buyer and its officers, directors, principals, partners, members, employees, agents, representatives and affiliates (each being an “Indemnified Party”) from and against any and all losses, claims, actions, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, made by any third party or otherwise (including, without limitation, any customer or client of Seller), relating to or in connection with this Agreement, the collection of any Future Receipts, the rejection or revocation of merchandise or disputes with respect to any services of every kind and nature by any customer or client of Seller and the performance by such Indemnified Party under this Agreement, and Seller will reimburse any Indemnified Party for all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatening claim, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Seller further indemnifies and holds harmless the Processor(s), and their member banks, and the Buyer, and their respective officers managers, owners, affiliates, employees, agents and representatives (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities and expenses, including, but not limited to, attorney’s fees incurred by any of the Indemnitees arising from: (i) actions taken in reliance upon information or instructions provided to the Buyer and/or the Processor(s) and their member banks by or on behalf of Seller; or (ii) the occurrence of termination of this Agreement. In no case will the Indemnitees be liable for any claims asserted against them based on any theory of law or equity for lost profits, revenues, or business opportunities; exemplary, special or consequential damages, each of which is hereby expressly waived by Seller. However, in the event that any Indemnitee shall be found liable, damages shall not, under any circumstances, exceed the Amount Sold pertaining to the Schedule(s) of Purchased Receipts for which the underlying claim(s) arise(s). The provisions of this paragraph shall survive the termination of this Agreement.

20.	Governmental Approvals. Seller possesses and is in compliance with all permits, licenses, approvals, consents and other authorizations necessary to conduct its business. Seller is in compliance with any and all applicable federal, state, and local laws and regulations. Seller possesses all requisite permits, authorizations and licenses to own, operate and lease its properties and to conduct the business in which it is presently engaged.

21.	Notices.

a.	Notices from Buyer to Seller. Buyer may send any notices, disclosures, terms and conditions, other documents, and any future changes to Seller by regular mail or by e-mail, at Buyer’s option and Seller consents to such electronic delivery. Notices sent by e-mail are effective when sent. Notices sent by regular mail become effective three days after mailing to Seller’s address set forth in this Agreement.

b.	Notices from Seller to Buyer. Seller may send any notices to Buyer by e-mail only upon the prior written consent of Buyer, which consent may be withheld or revoked at any time in Buyer’s sole discretion. Otherwise, any notices or other communications from Seller to Buyer must be delivered by certified mail, return receipt requested, to Buyer’s address at CFG Merchant Solutions, LLC, 201 Route 17 North, Suite 805, Rutherford, New Jersey 07070. Notices sent to Buyer shall become effective only upon receipt by Buyer.

22.	Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of Seller, Buyer and their respective successors and assigns, except that Seller shall not have the right to assign its rights or interests hereunder without the prior written consent of Buyer, which consent may be withheld at Buyer’s sole discretion. Buyer may assign this Agreement without notice to Seller.

23.	Buyer’s Costs of Enforcement, Attorney’s Fees. Buyer shall be entitled to receive or recover from Seller and Seller shall pay to Buyer all of Buyer’s costs and expenses, including Buyer’s collections costs and Buyer’s reasonable attorney’s fees, in enforcing any of the terms of this Agreement, administering the transaction and, regardless of whether or not a legal action has been commenced, including, without limitation, relating to any out of court workout, receivership, assignment for benefit of creditors or bankruptcy involving the Seller or any guarantor. This provision shall survive termination of this Agreement.

24.	Cancellation. The obligation of Buyer under this Agreement will not be effective unless and until Buyer has completed its review of the Seller and has accepted this Agreement by delivering the Purchase Price, minus any fees listed on the Schedule of Purchased Receipts. Prior to accepting this Agreement, Buyer may conduct a processing trial to confirm its access to the business bank account designated in the ACH authorization agreement signed on the date of this Agreement and as it may be amended or replaced from time to time and the ability to withdraw the Daily Amount. If the processing trial is not completed to the satisfaction of Buyer, Buyer will refund to Seller all funds that were obtained by Buyer during the processing trial. If the Seller cancels this Agreement prior to the initial funding, Seller will be charged the Cancellation Fee set forth on the Fee Structure Addendum and the Cancellation Fee will be debited via ACH from the Seller’s Bank Account. Seller will also be charged the Cancellation Fee if Buyer cancels the Agreement due to Seller’s fraud.

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25.	Modifications Amendments; Entire and Final Agreement. This Agreement, together with Exhibit A and the documents provided in contemplation hereof (including, without limitation, Guarantees given in support hereof), contains the entire and final agreement and understanding between the parties to this Agreement and the documents given in contemplation hereof, and supersedes and replaces all prior negotiations and proposed agreements, written or oral. Each of the parties hereto acknowledges that no other party or any agent of any other party has made any promise, representation or warranty whatsoever, express or implied, written or oral, not contained in this Agreement and the documents given in contemplation hereof to induce any person to execute this Agreement and the documents given in contemplation hereof, and each of the parties acknowledges that he, she or it has not executed this Agreement and the documents given in contemplation hereof in reliance on any promise, representation or warranty not contained in this Agreement and the documents given in contemplation hereof. This Agreement and the documents given in contemplation hereof may not be waived, altered, modified, revoked or rescinded except by a writing signed by one of Buyer’s executive officers. No attempt at oral modification or rescission of this Agreement and the documents given in contemplation hereof or any term of any of the foregoing will be binding upon the parties.

26.	Severability. In case any one or more of the provisions contained in this Agreement or the documents given in contemplation hereof is held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

27.	Governing Law; Venue; Service of Process. This Agreement and all acts and transactions hereunder and thereunder and all rights and obligations of Buyer and Seller shall be governed, construed and interpreted in accordance with the internal laws of the State of New York. Seller: (i) agrees that all actions or proceedings relating directly or indirectly hereto shall, at the option of Buyer, be litigated in courts located within said state, and, that, at the option of Buyer, the exclusive venue therefore shall be New York County, State of New York; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Seller may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

28.	Headings Solely For Convenience. Headings to sections of this Agreement are solely for convenience, are not to be deemed part of the Agreement, and are not to be used to interpret or construe any provision of the Agreement.

29.	Counterparts; Facsimile; Scans. This Agreement may be executed in identical counterparts and shall constitute a binding contract between Buyer and Seller when Buyer and Seller exchange executed counterparts and said exchange may be made by facsimile or scan of same sent via email.

30.	Monitoring, Recording, and Solicitations.

a.	Authorization to Contact Seller by Phone. Seller authorizes Buyer, its affiliates, agents and independent contractors to contact Seller at any telephone number Seller provides to Buyer or from which Seller places a call to Buyer, or any telephone number where Buyer believes it may reach Seller, using any means of communication, including but not limited to calls or text messages to mobile, cellular, wireless or similar devices or calls or text messages using an automated telephone dialing system and/or artificial voices or prerecorded messages, even if Seller incurs charges for receiving such communications.

b.	Authorization to Contact Seller by Other Means. Seller also agrees that Buyer, its affiliates, agents and independent contractors, may use any other medium not prohibited by law including, but not limited to, mail, e-mail and facsimile, to contact Seller. Seller expressly consents to conduct business by electronic means.

31.	JURY WAIVER: THE PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART OR ITS ENFORCEMENT, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF LAW TO BE AGAINST PUBLIC POLICY. THE PARTIES ACKNOWLEDGE THAT EACH MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH THEIR ATTORNEYS.

32.	CLASS ACTION WAIVER: BUYER, SELLER, AND EACH GUARANTOR ACKNOWLEDGE AND AGREE THAT THE AMOUNT AT ISSUE IN THIS TRANSACTION AND ANY DISPUTES THAT ARISE BETWEEN THEM ARE LARGE ENOUGH TO JUSTIFY DISPUTE RESOLUTION ON AN INDIVIDUAL BASIS. EACH PARTY HERETO WAIVES ANY RIGHT TO ASSERT ANY CLAIMS AGAINST THE OTHER PARTY AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF LAW TO BE AGAINST PUBLIC POLICY. TO THE EXTENT EITHER PARTY IS PERMITTED BY LAW OR COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST THE OTHER, THE PARTIES AGREE THAT: (I) THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS’ FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOT WITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT); AND (II) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION.

.

		_______________	______________
CFG Merchant Solutions, LLC	Page | 7	Seller’s Initials	Seller’s Initials

33.	ARBITRATION: IF BUYER, SELLER OR ANY GUARANTOR REQUESTS, THE OTHER PARTIES AGREE TO ARBITRATE ALL DISPUTES AND CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT. IF BUYER, SELLER OR ANY GUARANTOR SEEKS TO HAVE A DISPUTE SETTLED BY ARBITRATION, THAT PARTY MUST FIRST SEND TO THE OTHER PARTY, BY CERTIFIED MAIL, A WRITTEN NOTICE OF INTENT TO ARBITRATE. IF BUYER, SELLER OR ANY GUARANTOR DO NOT REACH AN AGREEMENT TO RESOLVE THE CLAIM WITHIN 30 DAYS AFTER THE NOTICE IS RECEIVED, BUYER, SELLER OR ANY GUARANTOR MAY COMMENCE AN ARBITRATION PROCEEDING WITH THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) OR NATIONAL ARBITRATION FORUM (“NAF”). BUYER WILL PROMPTLY REIMBURSE SELLER OR THE GUARANTOR ANY ARBITRATION FILING FEE, HOWEVER, IN THE EVENT THAT BOTH SELLER AND THE GUARANTOR MUST PAY FILING FEES, BUYER WILL ONLY REIMBURSE SELLER’S ARBITRATION FILING FEE AND, EXCEPT AS PROVIDED IN THE NEXT SENTENCE, BUYER WILL PAY ALL ADMINISTRATION AND ARBITRATOR FEES. IF THE ARBITRATOR FINDS THAT EITHER THE SUBSTANCE OF THE CLAIM RAISED BY SELLER OR THE GUARANTOR OR THE RELIEF SOUGHT BY SELLER OR THE GUARANTOR IS IMPROPER OR NOT WARRANTED, AS MEASURED BY THE STANDARDS SET FORTH IN FEDERAL RULE OF PROCEDURE 11(B), THEN BUYER WILL PAY THESE FEES ONLY IF REQUIRED BY THE AAA OR NAF RULES. SELLER AND THE GUARANTOR AGREE THAT, BY ENTERING INTO THIS AGREEMENT, THEY ARE WAIVING THE RIGHT TO TRIAL BY JURY. BUYER, SELLER OR ANY GUARANTOR MAY BRING CLAIMS AGAINST ANY OTHER PARTY ONLY IN THEIR INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. FURTHER, BUYER, SELLER AND ANY GUARANTOR AGREE THAT THE ARBITRATOR MAY NOT CONSOLIDATE PROCEEDINGS FOR MORE THAN ONE PERSON’S CLAIMS, AND MAY NOT OTHERWISE PRESIDE OVER ANY FORM OF A REPRESENTATIVE OR CLASS PROCEEDING, AND THAT IF THIS SPECIFIC PROVISION IS FOUND UNENFORCEABLE, THEN THE ENTIRETY OF THIS ARBITRATION CLAUSE SHALL BE NULL AND VOID.

34.	RIGHT TO OPT OUT OF ARBITRATION: SELLER AND GUARANTOR(S) MAY OPT OUT OF THIS CLAUSE. TO OPT OUT OF THIS ARBITRATION CLAUSE, SELLER AND EACH GUARANTOR MUST SEND BUYER A NOTICE THAT THE SELLER AND EACH GUARANTOR DOES NOT WANT THIS CLAUSE TO APPLY TO THIS AGREEMENT. FOR ANY OPT OUT TO BE EFFECTIVE, SELLER AND EACH GUARANTOR MUST SEND AN OPT OUT NOTICE TO THE FOLLOWING ADDRESS BY REGISTERED MAIL, WITHIN 14 DAYS AFTER THE DATE OF THIS AGREEMENT: CFG MERCHANT SOLUTIONS, LLC, HEAD OF OPERATIONS, ARBITRATION OPT OUT, 201 ROUTE 17 NORTH, SUITE 805, RUTHERFORD, NEW JERSEY 07070.

The entity or individual signing for Seller below agrees that he/she/ has read, understood and agrees to abide by the terms of this Agreement including those terms contained in the Fee Structure Addendum attached hereto and incorporated by reference as Exhibit A.

Dated:_____/_____/_____	Signature:_____________________	Mailing address:_______________________
	Print Name:_______________	City:__________State:________ Zip:______
	Print Title:_____________	Phone:____________

Dated:_____/_____/_____	Signature:_____________________	Mailing address:_______________________
	Print Name:_______________	City:__________State:________ Zip:______
	Print Title:_____________	Phone:____________

Agreement of Each Owner:

	(Signature):______________	(Signature): ________________
	(Signature):______________	(Signature): ________________

	CFG MERCHANT SOLUTIONS, LLC.	CFG Merchant Solutions, LLC
180 Maiden Lane, Floor 15
Dated:_____/_____/_____	By: ______________________	New York, NY 10038
Print Name:_______________
Print Title:________________

		_______________	______________
CFG Merchant Solutions, LLC	Page | 8	Seller’s Initials	Seller’s Initials

EXHIBIT A

FEE STRUCTURE ADDENDUM

This Fee Structure Addendum is made part of and incorporated by reference into that certain Purchase Agreement dated 2/28/2022 between CFG Merchant Solutions, LLC as Buyer and MCA NAPLES, LLC as Seller (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

In addition to all of the fees and charges set forth in the Agreement, Seller agrees to pay Buyer on demand the fees and charges set forth in this Fee Structure Addendum. Buyer is authorized by Seller to initiate electronic or debit entries through the Automated Clearing House (“ACH”) or other wire transfer service as applicable from the designated Bank Account set forth in the Agreement to assess any of the fees and charges listed herein or referenced in the Agreement.

Cancellation Fee - $250.00. To cover Buyer’s administrative expenses in the event that Seller elects to cancels the Agreement prior to the initial funding date.

NSF Fee - $35.00 per occurrence.

Rejected ACH fee - $100.00 per occurrence in the event that a merchant directs the designated Bank Account to reject Buyer’s debit

ACH. Bank Change Fee - $50.00. Assessed in the event Seller elects to change the designated Bank Account.

Blocked Account Fee - $2,500.00 per occurrence.

Default Fee - The greater of an amount equal to five percent (5%) of the Amount Sold outstanding in the aggregate attributable to the Schedule of Purchased Receipts or $2,500.

UCC Filing Fee - $195.00 to cover the cost of filing UCC-1 Financing Statement in connection with the Agreement. Seller agrees that he/she/ has read, understood and agrees to abide by the terms contained in this Fee Structure Addendum.

SELLER(S)

[name of Seller]

Signature:	Signature:
Print Name:	Print Name:
Print Title:	Print Title:

Agreement of Each Owner:
	(Signature):	(Signature):
	(Signature):	(Signature):

		_______________	______________
CFG Merchant Solutions, LLC	Page | 9	Seller’s Initials	Seller’s Initials

AUTHORIZATION AGREEMENT

FOR AUTOMATED CLEARING HOUSE TRANSACTIONS

MCA NAPLES Operating Company, LLC (“Seller”) hereby authorizes CFG Merchant Solutions, LLC (“Buyer”) to present automated clearing house (ACH) debits to the following checking account in the amount of fees and other payments due to Buyer from Seller under the terms of that Agreement for the Purchase Agreement (the “Agreement”) entered into between Seller and Buyer, as it may be amended, supplemented or replaced from time to time. Seller also authorizes Buyer to initiate additional entries (debits and credits) to correct any erroneous transfers. In addition, if an Event of Default (as defined in the Agreement) occurs, Seller authorizes Buyer to debit any and all accounts controlled by Seller or controlled by any entity with the same Federal Tax Identification Number as Seller up to the total amount, including but not limited to, all fees and charges, due to Buyer from Seller under the terms of the Agreement.

Seller agrees to be bound by the Rules and Operating Guidelines of NACHA and represents and warrants that the designated account is established and used primarily for commercial/business purposes, and not for consumer, family or household purposes. Seller authorizes Buyer to contact Seller’s financial institution to obtain available funds information and/or to verify any information Seller has provided about the designated checking account and to correct any missing, erroneous or out-of-date information. Seller understands and agrees that any revocation or attempted revocation of this Authorization will constitute an event of default under the Agreement. In the event that Seller closes the designated checking account, or the designated checking account has insufficient funds for any ACH transaction under this Authorization, Seller authorizes Buyer to contact Seller’s financial institution and obtain information (including account number, routing number and available balance) concerning any other deposit account(s) maintained by Seller with Seller’s financial institution, and to initiate ACH transactions under this Authorization to such additional account(s). To the extent necessary, Seller grants Buyer a limited Power of Attorney to take action in Seller’s name to facilitate this authorization.

Transfer Funds To/From:	Name of Bank:
ABA Transit/Routing #:
Checking Account #:

This authorization is to remain in full force and effect until all amounts due to Buyer under the Agreement have been paid in full, in such time and in such manner as to afford Buyer a reasonable opportunity to act on it.

Seller Information:	Seller’s Name: MCA NAPLES OPERATING COMPANY, LLC
Signature of Authorized Representative:__________________________________
Print Name:________________________________________________________
Title:_______________________________________________________
Seller’s Tax ID:_______________________
Date:_________________________________________________

[Attached Voided Check Here]

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CFG Merchant Solutions, LLC	Page | 10	Seller’s Initials	Seller’s Initials

Additional Seller Addendum to

Purchase Agreement

Parties

Buyer	CFG Merchant Solutions, LLC

Original Seller	MCA NAPLES, LLC DBA MCA NAPLES

Additional Seller(s)	MEMORY CARE AMERICA, LLC, EIN: 46-0569955, Address: 8800 Village Dr, Suite 201, San Antonio, TX 78217

MCA MANAGEMENT COMPANY, INC., EIN: 47-1143290, Address: 8800 Village Dr, Suite 201, San Antonio, TX 78217

MCA NAPLES OPERATING COMPANY, LLC, EIN: 46-1369706, Address: 4009 Hillsboro Rd, Suite 209, Nashville, TN 37215

MCA Naples Holdings, LLC, EIN: 46-1369721, Address: 8800 Village Dr, Suite 201, San Antonio, TX 78217

This Additional Seller Addendum to Purchase Agreement (“Addendum”) is entered into by and among the above referenced Parties and amends that certain Purchase Agreement between Buyer and Original Seller dated 2/28/2022 (the “Purchase Agreement”).

Each Additional Seller desires to enter into the Purchase Agreement and to agree to all of the terms of the Purchase Agreement, so that they will all fully apply to such Additional Seller to the same extent as if the Additional Seller had executed the Purchase Agreement itself. Therefore, each of the Parties agree as follows:

1. Each Additional Seller is fully bound by all of the terms, conditions, representations, warranties and covenants of the Agreement. The Purchase Agreement is fully incorporated into this Addendum by reference, and binds and inures to the benefit of each of the Parties hereto, and all of their heirs, successors and assigns, the same as if such Additional Seller had signed the Purchase Agreement. All references to “Seller” in the Purchase Agreement mean individually, collectively and interchangeably the Original Seller and each Additional Seller. Notwithstanding the foregoing, the Parties acknowledge that the initial Daily Amount established in the Purchase Agreement is based on the average monthly sales of the Original Seller only. By signing this Addendum and adding the Additional Sellers to the Purchase Agreement, the Parties do not intend to re-calculate the Daily Amount by including the average monthly sales of the Additional Sellers. The Parties therefore agree that the Daily Amount shall remain the same following the execution of this Addendum, subject to the Parties’ right request changes to the Daily Amount as set forth in the Purchase Agreement.

2. Each Additional Seller agrees to and enters into the Purchase Agreement as a Seller and hereby joins in the sale of its Future Receipts and agrees to deliver the Amount Sold to Buyer on the terms and conditions set forth in the Purchase Agreement. The obligation of each Seller to deliver the entire Amount Sold is joint and several. Any default by a Seller under the Purchase Agreement shall constitute a default of every Seller under the Purchase Agreement. Each Seller hereby guarantees the prompt performance of the obligations of the other Sellers under the Purchase Agreement. Buyer may file suit against, or otherwise seek to collect receipt of the Amount Sold from any Seller without the necessity of Buyer first seeking to collect payment from the any other Seller or other party that may be liable for the obligations created by the Purchase Agreement.

3. The Original Seller has received the Purchase Price on behalf of itself and the Additional Sellers. The Purchase Price shall be allocated among the Sellers in such amount as they may agree upon, but each shall have an undivided interest in the entire Purchase Price. Each Additional Seller is an affiliate that controls, is controlled by, or under common control with, the Original Seller. The Additional Sellers agree that joining in the sale of the Amount Sold by signing this Addendum is in the mutually beneficial interest of all Sellers.

4. The Parties acknowledge that each Additional Seller may maintain separate bank accounts and each Additional Seller will take such actions as are necessary or appropriate to enable Buyer to debit such Additional Seller’s Approved Account. Each Seller agrees that Buyer may debit any or all Approved Accounts in such amounts as Buyer determines in its discretion until Buyer receives the Daily Amount. Buyer shall not be required to debit each Approved Account in any specific amount or order to obtain the Daily Amount and may, for example, debit the Approved Account of any single Seller in an amount equal to the entire Daily Amount.

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5. Any notice to an Additional Seller in connection with the Purchase Agreement or this Addendum may be given to such the Original Seller on behalf of such Additional Seller in the manner set forth in the Purchase Agreement.

By their signatures below the Parties agree to be bound by this Addendum.

Buyer	Original Seller
CFG Merchant Solutions, LLC (Buyer)	MCA NAPLES, LLC

By:
Title:	Signature:
By:
Title:

Additional Seller(s)
MEMORY CARE AMERICA, LLC

Signature:
By:
Title:

Business Address:	8800 Village Dr, Suite 201
San Antonio, TX 78217

MCA MANAGEMENT COMPANY, INC.

Signature:
By:
Title:

Business Address:

MCA NAPLES OPERATING COMPANY, LLC

Signature:
By:
Title:

Business Address:

MCA Naples Holdings, LLC

Signature:
By:
Title:

Business Address:

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CONSENT AND REAFFIRMATION OF GUARANTOR

Each undersigned guarantor (“Guarantor”) hereby reaffirms the Personal Guaranty of Performance (“Guaranty”) provided for the benefit of the Buyer in pursuant to which Guarantor guaranteed to Buyer the prompt and complete performance of all of the Seller’s obligations under the Purchase Agreement. Each Guarantor consents to the addition of the Additional Sellers as contemplated by this Addendum and agrees that, as used in the Guaranty, “Seller” means individually, collectively and interchangeably the Original Seller and each Additional Seller.

Guarantor:	Christin Hemmens	(Print Name)

Signature:____________________________________________

For Corporate Guarantors (or other entities) -
Guarantor:____________________________________________
By:__________________________________________________
Print Name of Signer:____________________________________
Its:__________________________________(Official Position)

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